UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒   Preliminary Information Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☐   Definitive Information Statement

KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Chapter)

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KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.

5200 NW 33rd Ave., Suite 215

Ft. Lauderdale, FL 33309

This information Statement is being provided for information purposes only.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about February ___, 2005 to holders of record as of February __, 2005 (the “Record Date”), of shares of common stock, par value $.0005, of Kirshner Entertainment & Technologies, Inc., a Florida corporation (the “Company”). This information is being furnished pursuant to the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the following actions (the “Actions”) approved by the Company’s directors and by written consent of shareholders owning in excess of a majority of the Company’s issued and outstanding shares of common stock (the “Written Consent”).

The corporate actions (“Actions”) involve a proposal providing for the following matters:

•

effecting a reverse split of the Company’s common stock of 1:10 (pursuant to which the number of authorized shares of common stock will remain 150,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share.

•

amending the Company’s Articles of Incorporation to provide that any division or combination of the Company’s capital stock shall not result in a change, reduction or increase in the authorized capital stock of the Company.

VOTING SECURITIES

Our authorized capital stock consists of 150,000,000 shares of common stock, $.0005 par value, and 10,000,000 shares of preferred stock, $.0005 par value. As of the Record Date, there were issued and outstanding 36,256,553 shares of common stock of the Company and no shares of preferred stock are issued and outstanding. Each share of common stock entitles its holder to one vote. There are no preemptive rights applicable to our shares of common stock.

The record and beneficial owners as of the Record Date of 20,642,410 shares of common stock, constituting approximately 56.93% of the aggregate number of issued and outstanding shares of common stock, have provided the Company with the Written Consent approving and authorizing the above listed Actions. The Company anticipates that such Actions will become effective following a waiting period of 20 calendar days from the date this Information Statement is mailed to shareholders and the filing of Articles of Amendment to the Company’s Articles of Incorporation (the “Amendment”) reflecting such Actions with the Florida Division of Corporations.

Under Florida law, our stockholders are not entitled to dissenters’ rights or rights of appraisal with regard to the Actions authorized by the Written Consent.

REASONS FOR THE REVERSE SPLIT AND AMENDMENT

Due to our continuing severe liquidity constraints, we have not been able to engage in any meaningful operations. Our only source of revenues, Aerisys Intelligent Community™ (“Aerysis”), has limited operations and generates minimal revenues. We have not been able to expend any meaningful funds on expanding the business of Aerisys. Further, we have shareholder loans and other debts that we are unable to pay without raising additional capital from investors, the availability and success of which is doubtful under the current conditions. Our current Chief Executive Officer, Chairman and majority shareholder, Gary Verdier, has been providing funding to the Company. As stated in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, Mr. Verdier would not continue to fund the Company and the Company may be required to file a petition for Chapter 11 or enter into some other type of liquidation or reorganization proceedings if it could not locate other sources of capital which has been the case throughout fiscal 2004. Mr. Verdier has indicated that he will not continue to provide any funding to the Company after the current fiscal quarter ending March 31, 2005. Without additional shareholder loans and with no current ability to attract any investment capital, the Company’s future business prospects are bleak and we may have no alternative but to cease operations.

In light of our severe liquidity constraints, together with the fact that our common stock has traded in the range of approximately $.10 or less since November, 2004 and is currently trading in the range of $.03 per share or less, our current management determined that it is in the best interest of the Company to restructure its current capitalization. We believe, although no assurances can be given, that such restructuring may assist the Company in obtaining equity and/or debt financing or attracting potential acquisition candidates. We have no current definitive agreements, arrangements or understandings with any third party/parties concerning such matters. We also believe that having the smaller number of shares outstanding may contribute to the development of a sustained trading market for our shares. Further, no assurances are given that the price per share of the Company’s common stock post-split will remain at or above its post-split share price; often, when reverse stock splits are undertaken, the share price of the subject issuer falls below the initial post-stock split share price.

Under Florida law, a division or combination of our outstanding shares of common stock into a greater or lesser amount would result in a corresponding decrease or increase in our authorized capital stock absent a provision to the contrary in our Articles of Incorporation. Since the purpose of the reverse split is to provide the Company with sufficient flexibility in its capital structure so it is able to obtain equity and/or debt financing or attract potential acquisition candidates, the amendment to the Articles of Incorporation approved by the Written Consent (the “Amendment”) will ensure that the amount of authorized capital stock remains the same after the reverse split.

In view of the Company’s current financial condition and prospects and for the other reasons described above, the Company’s Board of Directors recommended to the shareholders of the Company that they authorize the execution and filing of the Amendment as set forth on Exhibit “A,” a copy of which is attached hereto and made a part hereof.

On February __, 2005, the holders of a majority of the outstanding shares of common stock of the Company approved the Amendment. Approval by the Board of Directors and by the majority of the shareholders is adequate under Florida law to affect the Amendment.

In the event a transaction is not consummated with any party, we will require substantial additional capital to continue our Aerysis business, the availability of which no assurances are given. We have no current agreements, arrangements or understandings for financing. We believe, however, although no assurances can be given, that effecting the Amendment may improve our chances of obtaining equity financing and/or a future acquisition, and we continue to consider our limited options.

In the event that a material financing or other transaction is not effected shortly after the consummation of the Actions, we may have no alternative but to cease operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of our common stock on the Record Date (February __, 2005) for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and officers in a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock (3)
Gary Verdier (4)	20,566,754	54.98%
c/o Company
5200 NW 33rd Ave., Suite 215
Ft. Lauderdale, FL 33309
Harvey Judkowitz (5)	790,000	*
c/o Company
5200 NW 33rd Ave., Suite 215
Ft. Lauderdale, FL 33309
George Williams (6)	1,138,108	1.68%
c/o Company
5200 NW 33rd Ave., Suite 215
Ft. Lauderdale, FL 33309
All officers and directors as a group (3) persons (7)	22,494,862	56.93%

——————

* Less than 1%

(1)

Each of the persons listed has sole voting, investment, and dispositive power, except as otherwise noted.

(2)

Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Such rule, generally, includes as beneficial owners of securities, among others, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty (60) days through a means including but not limited to the exercise of any option, warrant, right or conversion of a security.

(3)

All percentages are based on 36,256,553 shares issued and outstanding as of February __, 2005 without regard to any options that are presently exercisable but are included in a calculation of beneficial ownership only pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act.

(4)

Mr. Verdier is our President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors. This amount includes (i) 432,452 shares held by Dundas Systems, a corporation controlled by Mr. Verdier, (ii) warrants to purchase 432,452 shares of common stock held by Dundas Systems that are presently exercisable, and (iii) options to purchase an aggregate of 200,000 shares of common stock at $.10 per share for 100,000 options and $.015 per share for 100,000 options.

(5)

Mr. Judkowitz is our Chief Financial Officer and a Director. This amount includes options to purchase an aggregate of 690,000 shares of common stock that are presently exercisable as follows: (i) 430,000 options at $.10 per share, (ii) 160,000 options at $.075 per share, and (iii) 100,000 options at $.015 per share.

(6)

Dr. Williams is a Director. This amount includes options to purchase an aggregate of 530,000 shares of common stock that are presently exercisable as follows: (i) 330,000 options at $.10 per share and (ii) 100,000 options at $.015 per share .

(7)

The total number of shares includes all options presently exercisable by all officers and directors as a group but does not include any presently exercisable options in the percentage calculation.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the Written Consent, we have adopted Articles of Amendment to the Articles of Incorporation of the Company (the “Amendment”). The following description of the Amendment is qualified by reference to the full text of the Amendment described in Exhibit A.

The principal effect of the Amendment will be to expand our equity structure by authorizing a 1:10 reverse stock split of our issued and outstanding common stock without requiring that our shares of authorized capital stock be reduced proportionately.

The number of shares authorized for issuance as common stock will remain at 150,000,000 shares (post reverse stock split), representing no decrease in the number of authorized shares of common stock as a result of the reverse split.

Pursuant to the Written Consent, immediately upon the effective date of the Amendment, the issued and outstanding shares of common stock will be reverse split 1 share for each 10 shares held of the Record Date. We will not be issuing fractional shares when the reverse split is effected. Any holder of a number of shares not easily divisible by 10 will receive a full share of common stock in lieu of a fractional share. Florida law does not permit paying cash for fractional shares. Paying cash in lieu of fractional shares would have the effect of cashing out and eliminating any holder of fewer than 10 shares of common stock. Because we will not be paying cash for fractional shares, the reverse split will not have the effect of reducing the number of our stockholders.

EFFECTIVE DATE OF THE ACTIONS

In accordance with Section 14 (c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations hereunder, the Actions to be effected by the Written Consent will not take effect until following a waiting period of 20 calendar days from the date this Information Statement is mailed to shareholders and the filing of the Amendment with the Florida Division of Corporations.

OTHER MATTERS

We will pay the cost of distributing this Information Statement, including the cost of assembling and mailing it. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Very Truly Yours,

Kirshner Entertainment & Technologies, Inc.

By:	/s/ GARY VERDIER Gary Verdier, Chief Executive Officer

Exhibit A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

KIRSHNER ENTERTAINMENT & TECHNOLOGIES, INC.

The Articles of Incorporation of Kirshner Entertainment & Technologies, Inc., a Florida corporation, (the "Corporation") are hereby amended as follows:

By resolution of the Board of Directors adopted at a special meeting of the Board of Directors held on February __, 2005, the Board resolved to: (i) effect a reverse stock split of the Corporation's issued and outstanding common stock by which every ten (10) shares of issued and outstanding common stock before the split would become one (i) share of issued and outstanding common stock after the split (pursuant to which the number of authorized shares of common stock will remain 150,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share, and (ii) amend the Articles in Incorporation to provide that any division or combination of the Company’s capital stock shall not result in a change, reduction or increase in the authorized capital stock of the Company.

By reason of an action of stockholders taken by written consent on February ___, 2005, the holders of a majority of the then issued and outstanding shares of the common stock of this Corporation approved the reverse stock split and this amendment to the Articles of Incorporation to provide that  any division or combination of the Company’s capital stock shall not result in a change, reduction or increase in the authorized capital stock of the Company as further described below.

Therefore, the Articles are amended as follows:

Article III is hereby amended to add a new paragraph 3 under “General Provisions” to read as follows:

3.  Upon the effectiveness of a division or combination of any of the Corporation’s issued and outstanding class or series of capital stock as a result of dividing or combining shares of any issued and outstanding class or series into a greater or lesser number of shares of the same class or series, the authorized shares of capital stock of the same class or series affected thereby shall not be reduced or increased by the same percentage by which the issued shares of such class or series was reduced or increased as a result of the combination or division and the number of shares of such class or series shall remain the same.

The foregoing was adopted by resolutions of the Board of Directors dated February , 2005 and by the consent of the shareholders dated February , 2005 representing a majority of the Corporation’s shares issued and outstanding which voted in favor thereof and which number of votes cast for the amendment by the shareholders was sufficient for approval, all pursuant to Sections 607.0704 and 607.0821.

Dated as of February ___, 2005.

Gary Verdier, President/Secretary

STATE OF FLORIDA

)

COUNTY OF BROWARD

)

The foregoing instrument was acknowledged before me this _____ day of February, 2005 by Gary Verdier as President and Secretary of Kirshner Entertainment & Technologies, Inc., a Florida corporation, on behalf of the Corporation. He is personally known to me or has produced _____________ as identification and did take an oath.

Notary Public

A-1